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                                                                    Exhibit 10.2


                            TERREMARK WORLDWIDE, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                 BRIAN K. GOODKIND

                                    AGREEMENT

         1. GRANT OF OPTION. Terremark Worldwide, Inc. (the "Company") hereby grants, as of July 10, 2003 (the "Date of Grant"), to Brian K. Goodkind (the "Optionee") an option (the "Option") to purchase up to 1,278,205 shares of the Company's Common Stock, $.001 par value per share (the "Stock"), at an exercise price per share equal to $.62. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 2000 Stock Option Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

         2. DEFINITIONS. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

         3. EXERCISE SCHEDULE. The Option shall be exercisable in whole or in part immediately upon the Date of Grant.

         4. METHOD OF EXERCISE. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Stock in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) to the extent required by law, arrangements that are reasonably satisfactory to the Committee have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Stock will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded.

         5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) with Stock that have been held by the Optionee for at least six (6) months (or such other Stock as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (c) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or Committee shall reasonably require to effect an exercise of the Option, and delivery to the Company by a licensed broker reasonably acceptable to the Company of proceeds from the sale of Stock or a margin loan sufficient to pay the exercise price and any



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applicable income or employment taxes, or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its sole discretion.

         6. TERMINATION OF OPTION. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void on the tenth anniversary of the Date of Grant.

         7. TRANSFERABILITY. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

         8. RESTRICTIONS AS TO SALE OF STOCK

                  (a) RESTRICTED SHARES. Any shares of Stock acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company's capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 8, and shall hereinafter referred to as "Restricted Shares."

                  (b) NO SALE OR PLEDGE OF RESTRICTED SHARES. Optionee agrees and covenants that during the twenty-four (24) month period commencing on the Date of Grant (the "Restricted Period"), he will not sell or otherwise transfer or dispose of (including but not limited to allowing the foreclosure of a lien interest), and will not permit to be sold or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as "Transfers"), all or any portion of the Restricted Shares or any interest therein, except in accordance with and subject to the terms of Section 8(d) hereof. Transfers to a spouse, lineal descendents, a trust for the benefit of a spouse and/or lineal descendents, or other entity of which the transferor and/or his spouse and/or lineal descendents are one hundred percent owners for purposes of estate planning are excluded from the definition of "Transfer" as used in this Agreement and, therefore, are not restricted.

                  (c) TRANSFER AFTER END OF RESTRICTED PERIOD. After the end of the Restricted Period, Optionee shall be entitled to transfer, on a daily basis, the greatest of (i) 15,000 Restricted Shares, (ii) 3.3% of the trading volume of the shares of Common Stock of the Company for the day immediately preceding the day of the Transfer, or (iii) such number of shares of Common Stock as Manuel D. Medina Transfers on a daily basis.

                  (d) CHANGE IN CONTROL. Notwithstanding the foregoing, all provisions of this Section 8 shall immediately terminate, and any legends on the Restricted Shares then held by the




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Optionee pursuant to Section 8(f) hereof shall immediately be removed, in the event of a Change in Control of the Company. For purposes of this Agreement, the term "Change in Control" shall mean:

                           (i) Approval by the shareholders of the Company of
(x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                           (ii) the acquisition (other than from the Company) by
any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 30% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

                           (iii) The resignation of Manuel D. Medina as both
Chairman and CEO of the Company, his death, or his absence from the day to day business affairs of the Company for more than 90 consecutive days due to disability or incapacity.

                  (e) PERMISSIBLE TRANSFERS. Notwithstanding Sections (a), (b) and (c) above, if, at any time during the Restricted Period, Manuel D. Medina makes a Transfer of all or a portion of his shares of Common Stock of the Company, then Optionee shall have the right to make a Transfer of that portion of his Restricted Shares equal to (or less than) the amount of shares of Common Stock of the Company that Manuel D. Medina had transferred during that Restricted Period.

                  (f) LEGENDS. If the Optionee exercises the Option within the Restricted Period, the Company shall issue the certificate or certificates representing the shares of Stock subject to the Option being exercised with a legend or legends that the Board or the Committee reasonably deem appropriate and necessary to reflect those restrictions that such shares of Stock are subject to pursuant to Section 8 hereof.

         9. NO RIGHTS OF STOCKHOLDERS. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.




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         10. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Option nor this
Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

         11. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

         12. INTERPRETATION / PROVISIONS OF PLAN CONTROL. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Plan Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Plan Committee or the Board upon any questions arising under the Plan and this Agreement.

         13. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Chairman of the Plan Committee of the Board of Directors of the Company at the principal office of the Company at Terremark Centre, 2601 South Bayshore Drive, Coconut Grove, Miami, Florida 33133, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.


         14. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) EXERCISE OF OPTION. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Stock on the date of exercise over the exercise price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (b) DISPOSITION OF STOCK. If Stock are held for at least one year, any gain realized on disposition of the Stock will be treated as long-term capital gain for federal income tax purposes.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 22 day of July, 2003.


                                       COMPANY:

                                       TERREMARK WORLDWIDE, INC.


                                       By: /s/ Jose A. Segrera
                                           -------------------------------------
                                       Name:  Jose A. Segrera
                                       Title: Executive Vice President and
                                              Chief Financial Officer



         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: July 29, 2003                   OPTIONEE:
      -----------------------------


                                       By: /s/ BRIAN K. GOODKIND
                                           -------------------------------------
                                           BRIAN K. GOODKIND









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